Exhibit 11

                                LOGIC WORKS, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                   Three Months Ended
                                                                                        March 31,
                                                                               ----------------------------
                                                                                    1997          1996
                                                                               ----------------------------
Primary
Net income                                                                           $144,000     $316,000
                                                                               ============================

Weighted average number of common shares outstanding                               11,757,000   11,095,000
Weighted average stock options outstanding                                            853,000    1,861,000
                                                                               ----------------------------
Weighted average number of common shares outstanding as adjusted                   12,610,000   12,956,000

Net income per share                                                                    $0.01        $0.02
                                                                               ============================

Fully Diluted
Net income                                                                           $144,000     $316,000
                                                                               ============================

Weighted average number of common shares outstanding                               11,757,000   11,095,000
Weighted average stock options outstanding                                            853,000    1,886,000
                                                                               ----------------------------
Weighted average number of common shares outstanding as adjusted                   12,610,000   12,981,000
                                                                               ============================

Net income per share                                                                    $0.01        $0.02
                                                                               ============================


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